Exhibit 23.2

Consent of Independent Chartered Public Accountants

We have issued our report dated March 6, 2019, with respect to the consolidated financial statements of FHF Holdings Ltd. for the two years ended December 31, 2018 and 2017 included in the Current Report on Form 8-K/A of Tilray, Inc. dated May 13, 2019. We consent to the incorporation by reference of said report in the Registration Statement of Tilray, Inc. on Form S-8 (File No. 333-226267).

/s/ GRANT THORNTON LLP

Mississauga, Canada

May 16, 2019